Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                       Statement of Assets and Liabilities
                               September 30, 2003
                                   (Unaudited)
-------------------------------------------------------------------------------

Assets

Cash and cash equivalents                                          $  5,577,219
Investments in investment funds, at fair value (Cost: $45,831,000)   48,503,011
Receivable from affiliate                                                 1,262
Other assets                                                             61,825
                                                                   ------------

      Total assets                                                   54,143,317
                                                                   ------------

Liabilities

Management fee payable                                                   89,805
Offering costs payable                                                   19,606
Accounts payable and accrued expenses                                   241,408
                                                                   ------------
      Total liabilities                                                 350,819
                                                                   ------------
            Members' Capital                                       $ 53,792,498
                                                                   ============
Members' Capital

Members' capital at beginning of period                            $ 27,852,030
Capital contributions                                                24,232,275
Net investment loss                                                    (740,216)
Net realized loss on investments                                        (72,927)
Net change in unrealized appreciation on investments                  2,521,336
                                                                   -------------
      Members' Capital applicable to 51,875.668 units outstanding  $ 53,792,498
                                                                   =============
      Net Asset Value per unit                                       $ 1,036.95
                                                                   =============


The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                             Schedule of Investments
                               September 30, 2003
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                      Cost            Fair Value     % of Members'
                                                                                                        Capital

  Fixed Income Arbitrage
    Alliance High Grade Strategy Partners, L.P.        $         1,290,000      $      1,355,401         2.52%
    Concordia I, L.P.                                              630,000               653,412         1.21%
    PIMCO Global Relative Value Fund, L.L.C.                     1,060,000             1,094,265         2.04%

  Event Driven
    Brencourt Multi-Strategy, L.P.                     $           800,000      $        852,056         1.59%
    Canyon Value Realization Fund, L.P.                          1,300,000             1,350,403         2.51%
    Clinton Riverside Convertible Fund, L.P.                     1,350,000             1,334,988         2.48%
    Courage Special Situations Fund, L.P.                          800,000               916,914         1.70%
    GoldenTree High Yield Partners, L.P.                         1,350,000             1,660,486         3.09%
    Lydian Partners II, L.P.                                     1,300,000             1,424,367         2.65%
    Post Opportunity Fund, L.P.                                  1,280,000             1,474,669         2.74%
    Purchase Associates II, L.P.                                   800,000               834,264         1.55%
    ReCap Partners, L.P.                                           800,000               882,996         1.64%
    Taconic Capital Partners, L.P.                                 800,000               854,927         1.59%
    West Broadway Partners, L.P.                                   800,000               822,007         1.53%

  Equity Arbitrage
    Frontpoint Utility & Energy, L.P.                  $         3,050,000      $      3,064,928         5.70%
    Jemmco Partners, L.P.                                        3,067,000             3,086,681         5.74%
    Pentangle Partners, L.P.                                     2,817,000             2,938,172         5.46%
    SSI Long/Short Equity Market Neutral, L.P.                   2,707,000             2,721,415         5.06%

  Discretionary
    Chilton Small Cap Partners, L.P. Class A           $         2,620,000      $      2,883,674         5.36%
    Delta Institutional, L.P.                                    2,290,000             2,738,694         5.09%
    North River Partners,  L.P.                                  2,370,000             2,664,136         4.95%
    North Sound Legacy Insitutional Fund, LLC                    3,000,000             3,006,518         5.59%
    Oberon Long/Short Japan Trust                                2,250,000             2,341,108         4.35%
    Prism Partners I, L.P.                                       3,500,000             3,722,248         6.92%
    Willow Creek Capital Partners, L.P.                          3,800,000             3,824,282         7.11%


                                                      --------------------     -----------------     ------------
Total Investments                                      $        45,831,000      $     48,503,011        90.17%
                                                      ====================     =================     ============

Other Assets, less Liabilities                                                  $      5,289,487         9.83%
                                                                               -----------------     ------------


Members' Capital                                                                $     53,792,498       100.00%
                                                                               =================     ============


Note: Investments in underlying Investment Funds are categorized by investment strategy.

The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                             Statement of Operations
             For the period April 1, 2003 through September 30, 2003
                                   (Unaudited)
--------------------------------------------------------------------------------


Investment Income
     Interest                                                             $         9,504
                                                                         -----------------

          Total investment income                                                   9,504
                                                                         -----------------

Expenses
     Operating expenses:
        Management fees                                                           452,600
        Professional fees                                                          43,007
        Amortization of offering costs                                             86,818
        Marketing fees                                                             31,651
        Administration fees                                                        67,028
        Custodian fees                                                              5,896
        Directors' fees and expenses                                                7,596
        Miscellaneous expenses                                                     55,124
                                                                         -----------------

           Total operating expenses                                               749,720
                                                                         -----------------

           Net investment loss                                                   (740,216)
                                                                         -----------------

Realized and unrealized gain on investments

Net realized loss on investments                                                  (72,927)
Net change in unrealized appreciation on investments                            2,521,336
                                                                         -----------------

Net realized and unrealized gain on investments                                 2,448,409
                                                                         -----------------

Increase in members' capital derived from investment activities           $     1,708,193
                                                                         =================

The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                    Statements of Changes in Members' Capital
  For the periods April 1, 2003 through September 30, 2003 and January 1, 2003
              (commencement of operations) through March 31, 2003
--------------------------------------------------------------------------------


                                                                          Six Months Ended       Three Months Ended
                                                                         September 30, 2003        March 31, 2003
From investment activities                                                 (Unaudited)

     Net investment loss                                              $         (740,216)     $        (345,795)
     Net realized loss on investments                                            (72,927)                (1,900)
     Net change in unrealized appreciation on investments                      2,521,336                150,675
                                                                      ---------------------   --------------------

         Increase in members' capital
         derived from investment activities                                    1,708,193               (197,020)

Members' capital transactions

     Capital contributions                                                    24,232,275             28,049,050
                                                                      ---------------------   --------------------

         Increase in members' capital
         derived from capital transactions                                    24,232,275             28,049,050


         Members' capital at beginning of period                              27,852,030                      -
                                                                      ---------------------   --------------------


         Members' capital at end of period (51,875.668 and            $       53,792,498      $      27,852,030
         28,040.607 units outstanding at September 30, 2003           =====================   ====================
         and March 31, 2003, respectively)

The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                             Statement of Cash Flows
             For the period April 1, 2003 through September 30, 2003
                                   (Unaudited)
--------------------------------------------------------------------------------


Cash flows from operating activities
Increase in members' capital derived from investment activities                 $                    1,708,193
Adjustments to reconcile net increase in members' capital derived from investment activities to net cash used in operating activities:
    Increase in investment funds, at fair value                                                    (23,641,336)
    Decrease in receivable from affiliate                                                               84,065
    Decrease in other assets                                                                            78,288
    Increase in management fee payable                                                                  43,307
    Decrease in offering costs payable                                                                 (24,916)
    Increase in accounts payable and accrued expenses                                                  102,348
                                                                                --------------------------------
        Net cash used in operating activities                                                      (21,650,051)

Cash flows from financing activities
    Capital contributions                                                                           24,232,275
    Decrease in contributions received in advance                                                   (3,739,450)
                                                                                --------------------------------
        Net cash provided by financing activities                                                   20,492,825

                                                                                --------------------------------
           Net decrease in cash and cash equivalents                                                (1,157,226)

           Cash and cash equivalents at beginning of period
                                                                                                     6,734,445
                                                                                --------------------------------
           Cash and cash equivalents at end of period                           $                    5,577,219
                                                                                ================================

The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M
                              Financial Highlights
  For the periods April 1, 2003 through September 30, 2003 and January 1, 2003
              (commencement of operations) through March 31, 2003
--------------------------------------------------------------------------------
For a unit outstanding throughout the period

                                                                                      Six Months Ended        Three Months Ended
                                                                                     September 30, 2003          March 31, 2003
                                                                                        (Unaudited)

Net Asset Value, beginning of period:                                                $        993.27          $        1,000.00
                                                                                    =================        ===================
    Income from investment operations:
    Net investment loss                                                                       (17.10)                    (13.23)
    Net realized and unrealized gain on investments                                            60.78                       6.50
                                                                                    -----------------        -------------------
    Total from investment operations                                                           43.68                      (6.73)
                                                                                    -----------------        -------------------

Net Asset Value, end of period:                                                      $      1,036.95          $          993.27
                                                                                    =================        ===================

Total Return                                                                                 4.40%**                  (0.67%)**

Ratios/Supplemental Data:
Net assets, end of period                                                            $    53,792,498          $      27,852,030
                                                                                    =================        ===================
Portfolio turnover                                                                           18.33% *                    25.96%*
Ratio of expenses to average net assets                                                      (3.35%)*                     5.44%*
Ratio of net investment loss to average net assets                                           (3.31%)*                   (5.39%)*

*   Annualized.
**  Total return for a period of less than a full year is not annualized.


The above ratios may vary for individual investors based on the timing of capital transactions during the period.















The accompanying notes are an integral part of these financial statements.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements (Unaudited) - September 30, 2003
-------------------------------------------------------------------------------

      1.    Organization

            Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC ("Company") was organized as a Delaware Limited Liability Company on August 16, 2002. The Company is registered under the Investment Company Act of 1940 (the "1940 Act") as amended, as a closed-end, non-diversified management investment company. The Company consists of two separate series, Multi-Strategy Series M and Multi-Strategy Series G (each a "Series"). The financial statements included herein are for Multi-Strategy Series
            M. The investment objective of Multi-Strategy Series M is to achieve capital appreciation principally through investing in investment funds ("Investment Funds") managed by third-party investment managers ("Investment Managers") that employ a variety of alternative investment strategies. These investment strategies allow Investment Managers the flexibility to use leverage or short-side positions to take advantage of perceived inefficiencies across the global markets, often referred to as "alternative" strategies. Because Investment Funds following alternative investment strategies are often described as hedge funds, the investment program of Multi-Strategy Series M can be described as a fund of hedge funds.

            Units of Multi-Strategy Series M are sold to eligible investors (referred to as "Members"). The minimum initial investment in Multi-Strategy Series M from each Member is $25,000 (and was $50,000 through November 1, 2003); the minimum additional investment is $10,000.

            Citigroup Alternative Investments LLC ("CAI", or the "Adviser"), a Delaware limited liability company and indirect, wholly owned subsidiary of Citigroup Inc., serves as Multi-Strategy Series M's investment adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and, among other things, is responsible for the allocation of Multi-Strategy Series M's assets to various Investment Funds. AMACAR Partners, Inc. is the managing member of Multi-Strategy Series M and has delegated substantially all authority to oversee the management of the operations and assets of Multi-Strategy Series M to the Board of Directors.

      2.    Significant Accounting Policies

            Investments in Investment Funds are subject to the terms of the respective limited partnership agreements, limited liability company agreements and offering memorandums. Multi-Strategy Series M values these investments at fair value based on financial data supplied by the Investment Funds.

            a. Portfolio Valuation

            The net asset value of Multi-Strategy Series M is determined as of the close of business at the end of each month in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board of Directors.

                                      -8-                            (continued)

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements (Unaudited) - September 30, 2003 (continued)
-------------------------------------------------------------------------------

            Multi-Strategy Series M's investments in Investment Funds are carried at fair value as determined by Multi-Strategy Series M's pro-rata interest in the net assets of each Investment Fund. All valuations utilize financial information supplied by each Investment Fund and are net of management and performance incentive fees or other allocations payable to the Investment Funds' managers as required by the Investment Funds' agreements. Each Investment Manager to which the Adviser allocates assets generally will charge Multi-Strategy Series M, as investor in an underlying Investment Fund, an asset-based fee, and some or all of the Investment Managers will receive performance-based compensation in the form of an incentive fee. The asset-based fees of the Investment Managers are generally expected to range from 1% to 3% annually of the net assets under their management and the incentive fee is generally expected to range from 15% to 25% of net profits annually.

            As a general matter, the fair value of Multi-Strategy Series M's investment in an Investment Fund represents the amount that Multi-Strategy Series M can reasonably expect to receive from an Investment Fund if Multi-Strategy Series M's investment were redeemed at the time of valuation, based on information reasonably available at the time. The Investment Funds provide for periodic redemptions ranging from monthly to annually. Investment Funds generally require advance notice of a Member's intent to redeem its interest, and may, depending on the Investment Funds' governing agreements, deny or delay a redemption request. The underlying investments of each Investment Fund are accounted for at fair value as described in each Investment Fund's financial statements. The Investment Funds may invest a portion of their assets in restricted securities and other investments that are illiquid.

            b. Fund Expenses

            Multi-Strategy Series M bears all expenses incurred in the course of its operations, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for Multi-Strategy Series M's account; professional fees; costs of insurance; registration expenses; organizational expenses and expenses of meetings of the Board of Directors. Offering costs have been deferred and are being amortized over the first twelve months of operations.

            c. Income Taxes

            Multi-Strategy Series M currently intends to operate as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. Each Member will be required to report on his, her or its own annual tax return the Member's distributive share of Multi-Strategy Series M's taxable income or loss.

            d. Cash Equivalents

            Cash and cash equivalents consist of monies invested in a PNC Bank, N.A. account which pays money market rates and are accounted for at cost plus accrued interest.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements (Unaudited) - September 30, 2003 (continued)
-------------------------------------------------------------------------------

            e. Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in preparing Multi-Strategy Series M's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

      3.    Management Fee, Administrative Fee, Related Party Transactions and
            Other

            CAI, as Adviser, provides certain management and administrative services to Multi-Strategy Series M, including, among other things, providing office space and other support services. In consideration for such services, Multi-Strategy Series M will pay the Adviser a monthly management fee equal to 0.167% (2.00% on an annualized basis) of end of month Members' Capital. The Adviser will pay a portion of the fee to its affiliates.

            Placement agents may be retained by the Company to assist in the placement of Units. A placement agent, which may be affiliated with the Adviser, will generally be entitled to receive a fee from each investor in the Company whose Units the Agent places. The specific amount of the placement fee paid with respect to a Member is generally dependent on the size of the investment in a Series. Placement agents may also be reimbursed by the Company with respect to certain out-of-pocket expenses.

            At this time, Citigroup Global Markets, Inc., an affiliate of CAI and a wholly owned subsidiary of Citigroup, Inc., serves as the sole placement agent of the Multi-Strategy Series M Units.

            Multi-Strategy Series M pays CAI a monthly fee of 0.025% (0.30% on an annualized basis) for administration based primarily upon average net assets, subject to a minimum monthly fee, and will reimburse certain expenses. CAI, as Administrator, has retained PFPC Inc. ("PFPC"), an independent third party and wholly-owned subsidiary of PNC Bank, N.A., to assist in the performance of its administrative duties. PFPC provides certain accounting, record keeping, tax and investor related services.

            Receivable from affiliate represents amounts due from CAI for reimbursement of organizational expenses.

            Each Director who is not an "interested person" of Multi-Strategy Series M, as defined by the 1940 Act, receives an annual retainer of $10,000 plus a fee per meeting of the Board of Directors of $500. Any Director who is an "interested person" does not receive any annual or other fee from Multi-Strategy Series M. All Directors are reimbursed for all reasonable out of pocket expenses. Total amounts expensed related to Directors by Multi-Strategy Series M for the period April 1, 2003 through September 30, 2003 were $7,596.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements (Unaudited) - September 30, 2003 (continued)
-------------------------------------------------------------------------------

            PFPC Trust Company (an affiliate of PNC Bank, N.A.) serves as custodian of Multi-Strategy Series M's assets and provides custodial services for Multi-Strategy Series M. Fees payable to the custodian and reimbursement for certain expenses are paid by Multi-Strategy Series M.

      4.    Securities Transactions

            The following table lists the aggregate purchases, proceeds from sales of Investment Funds, net unrealized appreciation, gross unrealized appreciation, and gross unrealized depreciation as of and for the period from April 1, 2003 through September 30, 2003. At September 30, 2003, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes.

            Aggregate purchases                  $24,810,000
            Aggregate proceeds from sales        $3,703,047
            Gross unrealized appreciation        $4,573,681
            Gross unrealized depreciation        $2,052,345
            Net unrealized appreciation          $2,521,336

      5.    Contributions, Redemptions, and Allocation of Income

            Generally, initial and additional subscriptions for Units may be accepted as of the first day of each month. CAI has been authorized by the Board of Directors of the Company to accept or reject any initial and additional subscriptions for Units in Multi-Strategy Series M. The Board of Directors from time to time and in its complete and exclusive discretion, may determine to cause Multi-Strategy Series M to repurchase Units from Members pursuant to written tenders by Members on such terms and conditions as it may determine. CAI expects that it typically will recommend to the Board of Directors that the Company offer to repurchase Units from Members quarterly, on each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day).

            Net profits or net losses of Multi-Strategy Series M for each month-end will be allocated among and credited to or debited against the capital accounts of all Members as of the last day of each month in accordance with the Members' respective investment percentages for the month.

      6.    Financial Instruments With Off-Balance Sheet Risk

            In the normal course of business, the Investment Funds in which Multi-Strategy Series M invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts and entering into equity swaps.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series M


Notes to Financial Statements (Unaudited) - September 30, 2003 (continued)
-------------------------------------------------------------------------------


      7.    Subsequent Event

            In its September 18, 2003 meeting, the Board of Directors approved the Adviser's recommendation that a tender offer be made for up to 5% of the outstanding Multi-Strategy Series M Units. The tender offer period began on October 23, 2003 and will expire on November 24, 2003. Units tendered will be redeemed at the unaudited net asset value per Unit as of December 31, 2003.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                       Statement of Assets and Liabilities
                               September 30, 2003
                                   (Unaudited)
--------------------------------------------------------------------------------

Assets

Cash and cash equivalents                                                       $           4,049,644
Investments in investment funds, at fair value (Cost: $64,465,500)                         68,761,510
Pre-paid contribution to investment funds                                                   2,000,000
Receivable from affiliate                                                                       1,393
Other assets                                                                                   69,995
                                                                               ------------------------

       Total assets                                                                        74,882,542
                                                                               ------------------------

Liabilities

Management fee payable                                                                        139,808
Offering costs payable                                                                         20,193
Accounts payable and accrued expenses                                                         298,098
                                                                               ------------------------

       Total liabilities                                                                      458,099
                                                                               ------------------------

            Members' Capital                                                    $          74,424,443
                                                                               ========================

Members' Capital

Members' capital at beginning of period                                         $          38,426,667
Capital contributions                                                                      33,342,825
Capital withdrawals                                                                          (343,453)
Net investment loss                                                                        (1,053,099)
Net realized loss on investments                                                              (17,342)
Net change in unrealized appreciation on investments                                        4,068,845
                                                                               ------------------------

       Members' Capital applicable to 70,760.752 units outstanding              $          74,424,443
                                                                               ========================

       Net Asset Value per unit                                                 $            1,051.78
                                                                               ========================







The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                             Schedule of Investments
                               September 30, 2003
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                           Cost             Fair Value            % of Members'
                                                                                                                     Capital

  Fixed Income Arbitrage
    Alliance High Grade Strategy Partners, L.P.               $       1,470,000      $       1,529,628                2.05%
    Concordia I, L.P.                                                 1,070,000              1,105,812                1.49%
    PIMCO Global Relative Value Fund, L.L.C.                          1,250,000              1,276,631                1.71%

  Event Driven
    Brencourt Multi-Strategy, L.P.                            $         960,000      $       1,022,469                1.37%
    Canyon Value Realization Fund, L.P.                               2,150,000              2,231,805                3.00%
    Clinton Riverside Convertible Fund, L.P.                          2,360,000              2,320,382                3.12%
    Courage Special Situations Fund, L.P.                             1,760,000              2,006,612                2.70%
    GoldenTree High Yield Partners, L.P.                              2,460,000              2,996,081                4.03%
    Lydian Partners II, L.P.                                          1,910,000              2,094,112                2.81%
    Post Opportunity Fund, L.P.                                       2,000,000              2,295,553                3.08%
    Purchase Associates II, L.P.                                      1,360,000              1,415,453                1.90%
    ReCap Partners, L.P.                                                960,000              1,059,596                1.42%
    Taconic Capital Partners, L.P.                                    1,760,000              1,870,028                2.51%
    West Broadway Partners, L.P.                                      1,370,000              1,405,863                1.89%

  Equity Arbitrage
    Frontpoint Utility & Energy, L.P.                         $       2,000,000      $       2,024,543                2.72%
    Jemmco Partners, L.P.                                             1,468,500              1,481,068                1.99%
    Pentangle Partners, L.P.                                          1,468,500              1,528,678                2.05%
    SSI Long/Short Equity Market Neutral, L.P.                        1,708,500              1,712,075                2.30%

  Discretionary
    Chilton Small Cap Partners, L.P. Class A                  $       3,720,000      $       4,145,663                5.57%
    Delta Institutional, L.P.                                         4,100,000              4,856,344                6.53%
    North River Partners,  L.P.                                       4,720,000              5,289,528                7.11%
    North Sound Legacy Institutional,  L.L.C.                         6,000,000              6,013,036                8.08%
    Oberon Long/Short Japan Fund, L.L.C.                              4,000,000              4,180,048                5.62%
    Prism Partners I, L.P.                                            6,500,000              6,925,770                9.31%
    Willow Creek Capital Partners, L.P.                               5,940,000              5,974,732                8.03%

                                                           -------------------------------------------- --------------------------
Total Investments                                                    64,465,500             68,761,510                92.39%
                                                           ============================================ ==========================

Other Assets, less Liabilities                                                        $      5,662,933                 7.61%
                                                                                    ------------------- --------------------------


Members' Capital                                                                      $     74,424,443               100.00%
                                                                                    =================== ==========================


Note: Investments in underlying Investment Funds are categorized by investment strategy.


The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                             Statement of Operations
             For the period April 1, 2003 through September 30, 2003
                                   (Unaudited)
--------------------------------------------------------------------------------

Investment Income
    Interest                                                                             $          9,413
                                                                                        -------------------

         Total investment income                                                                    9,413
                                                                                        -------------------

Expenses
    Operating expenses:
       Management fees                                                                            698,035
       Professional fees                                                                           49,748
       Amortization of offering costs                                                              91,399
       Marketing fees                                                                              43,552
       Administration fees                                                                         92,187
       Custodian fees                                                                               5,926
       Directors' fees and expenses                                                                10,452
       Miscellaneous expenses                                                                      71,213
                                                                                        -------------------

         Total operating expenses                                                               1,062,512
                                                                                        -------------------

         Net investment loss                                                                   (1,053,099)
                                                                                        -------------------

Realized and unrealized gain on investments

Net realized loss on investments                                                                  (17,342)
Net change in unrealized appreciation on investments                                            4,068,845
                                                                                        -------------------

Net realized and unrealized gain on investments                                                 4,051,503
                                                                                        -------------------

Increase in members' capital derived from investment activities                          $      2,998,404
                                                                                        ===================






The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                    Statements of Changes in Members' Capital
  For the periods April 1, 2003 through September 30, 2003 and January 1, 2003
              (commencement of operations) through March 31, 2003
--------------------------------------------------------------------------------

                                                                                   Six Months Ended           Three Months Ended
                                                                                  September 30, 2003            March 31, 2003
From investment activities                                                          (Unaudited)

      Net investment loss                                                         $      (1,053,099)          $       (411,448)
      Net realized loss on investments                                                      (17,342)                    (2,650)
      Net change in unrealized appreciation on investments                                4,068,845                    227,165
                                                                                --------------------         -------------------

         Increase in members' capital
         derived from investment activities                                               2,998,404                   (186,933)

Members' capital transactions

      Capital contributions                                                              33,342,825                 38,613,600
      Capital withdrawals                                                                  (343,453)                         -
                                                                                --------------------         -------------------

         Increase in members' capital
         derived from capital transactions                                               32,999,372                 38,613,600



         Members' capital at beginning of period                                         38,426,667                          -
                                                                                --------------------         -------------------

         Members' capital at end of period (70,760.752 and
         38,586.549 units outstanding at September 30, 2003
         and March  31, 2003, respectively)                                     $        74,424,443          $      38,426,667
                                                                                ====================         ===================









The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                             Statement of Cash Flows
             For the period April 1, 2003 through September 30, 2003
                                   (Unaudited)
--------------------------------------------------------------------------------


Cash flows from operating activities
Increase in members' capital derived from investment activities                 $            2,998,404
Adjustments to reconcile net increase in members' capital derived from investment activities to net cash used in operating activities:
    Increase in investment funds, at fair value                                            (35,168,845)
    Increase in pre-paid contibution to investment funds                                    (2,000,000)
    Decrease in receivable from affiliate                                                       88,305
    Decrease in other assets                                                                    77,851
    Increase in management fee payable                                                          67,622
    Decrease in offering costs payable                                                         (26,149)
    Increase in accounts payable and accrued expenses                                          145,548
                                                                               ------------------------
       Net cash used in operating activities                                               (33,817,264)

Cash flows from financing activities
    Capital contributions                                                                   33,342,825
    Capital withdrawals                                                                       (343,453)
    Decrease in contributions received in advance                                           (7,147,500)
                                                                               ------------------------
       Net cash provided by financing activities                                            25,851,872

                                                                               ------------------------
       Net decrease in cash and cash equivalents                                            (7,965,392)

       Cash and cash equivalents at beginning of period                                     12,015,036
                                                                               ------------------------
       Cash and cash equivalents at end of period                               $            4,049,644
                                                                               ========================







The accompanying notes are an integral part of these financial statements.

                        Citigroup Alternative Investments
        Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G
                              Financial Highlights
  For the periods April 1, 2003 through September 30, 2003 and January 1, 2003
              (commencement of operations) through March 31, 2003

--------------------------------------------------------------------------------
For a unit outstanding throughout the period


                                                                                  Six Months Ended      Three Months Ended
                                                                                 September 30, 2003       March 31, 2003
                                                                                    (Unaudited)


Net Asset Value, beginning of period:                                            $        995.86        $          1,000.00
                                                                                =================      =====================
    Income from investment operations:
    Net investment loss                                                                   (17.82)                    (12.87)
    Net realized and unrealized gain on investments                                        73.74                       8.73
                                                                                -----------------      ---------------------
    Total from investment operations                                                       55.92                      (4.14)
                                                                                -----------------      ---------------------

Net Asset Value, end of period:                                                  $      1,051.78        $            995.86
                                                                                =================      =====================

Total Return                                                                             5.62%**                  (0.41%)**

Ratios/Supplemental Data:

Net assets, end of period                                                             74,424,443        $        38,426,667
                                                                                =================      =====================
Portfolio turnover                                                                        14.02%*                   29.92%*

Ratio of expenses to average net assets                                                   (3.45%)*                   5.28%*

Ratio of net investment loss to average net assets                                        (3.42%)*                 (5.22%)*

*   Annualized.
**  Total return for a period of less than a full year is not annualized.


The above ratios may vary for individual investors based on the timing of capital transactions during the period.




The accompanying notes are an integral part of these financial statements.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G


Notes to Financial Statements (Unaudited) - September 30, 2003
--------------------------------------------------------------------------------

      1.    Organization

            Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC ("Company") was organized as a Delaware Limited Liability Company on August 16, 2002. The Company is registered under the Investment Company Act of 1940 (the "1940 Act") as amended, as a closed-end, non-diversified management investment company. The Company consists of two separate series, Multi-Strategy Series M and Multi-Strategy Series G (each a "Series"). The financial statements included herein are for Multi-Strategy Series
            G. The investment objective of Multi-Strategy Series G is to achieve capital appreciation principally through investing in investment funds ("Investment Funds") managed by third-party investment managers ("Investment Managers") that employ a variety of alternative investment strategies. These investment strategies allow Investment Managers the flexibility to use leverage or short-side positions to take advantage of perceived inefficiencies across the global markets, often referred to as "alternative" strategies. Because Investment Funds following alternative investment strategies are often described as hedge funds, the investment program of Multi-Strategy Series G can be described as a fund of hedge funds.

            Units of Multi-Strategy Series G are sold to eligible investors (referred to as "Members"). The minimum initial investment in Multi-Strategy Series G from each Member is $25,000 (and was $50,000 through November 1, 2003); the minimum additional investment is $10,000.

            Citigroup Alternative Investments LLC ("CAI" or "the "Adviser"), a Delaware limited liability company and indirect, wholly owned subsidiary of Citigroup Inc., serves as Multi-Strategy Series G's investment adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and, among other things, is responsible for the allocation of Multi-Strategy Series G's assets to various Investment Funds. AMACAR Partners, Inc. is the managing member of Multi-Strategy Series G and has delegated substantially all authority to oversee the management of the operations and assets of Multi-Strategy Series G to the Board of Directors.

      2.    Significant Accounting Policies

            Investments in Investment Funds are subject to the terms of the respective limited partnership agreements, limited liability company agreements and offering memorandums. Multi-Strategy Series G values these investments at fair value based on financial data supplied by the Investment Funds.

            a. Portfolio Valuation

            The net asset value of Multi-Strategy Series G is determined as of the close of business at the end of each month in accordance with the valuation principles set forth below or as may be determined from time to time pursuant to policies established by the Board of Directors.

                                      -8-                            (continued)

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G


Notes to Financial Statements (Unaudited) - September 30, 2003 (continued)
--------------------------------------------------------------------------------

            Multi-Strategy Series G's investments in Investment Funds are carried at fair value as determined by Multi-Strategy Series G's pro-rata interest in the net assets of each Investment Fund. All valuations utilize financial information supplied by each Investment Fund and are net of management and performance incentive fees or other allocations payable to the Investment Funds' managers as required by the Investment Funds' agreements. Each Investment Manager to which the Adviser allocates assets generally will charge Multi-Strategy Series G, as investor in an underlying Investment Fund, an asset-based fee, and some or all of the Investment Managers will receive performance-based compensation in the form of an incentive fee. The asset-based fees of the Investment Managers are generally expected to range from 1% to 3% annually of the net assets under their management and the incentive fee is generally expected to range from 15% to 25% of net profits annually.

            As a general matter, the fair value of Multi-Strategy Series G's investment in an Investment Fund represents the amount that Multi-Strategy Series G can reasonably expect to receive from an Investment Fund if Multi-Strategy Series G's investment were redeemed at the time of valuation, based on information reasonably available at the time. The Investment Funds provide for periodic redemptions ranging from monthly to annually. Investment Funds generally require advance notice of a Member's intent to redeem its interest, and may, depending on the Investment Funds' governing agreements, deny or delay a redemption request. The underlying investments of each Investment Fund are accounted for at fair value as described in each Investment Fund's financial statements. The Investment Funds may invest a portion of their assets in restricted securities and other investments that are illiquid.

            Pre-paid contribution to investment funds represent investments made by Multi-Strategy Series G which are effective as of October 1, 2003.

            b. Fund Expenses

            Multi-Strategy Series G bears all expenses incurred in the course of its operations, including, but not limited to, the following: all costs and expenses related to portfolio transactions and positions for Multi-Strategy Series G's account; professional fees; costs of insurance; registration expenses; organizational expenses and expenses of meetings of the Board of Directors. Offering costs have been deferred and are being amortized over the first twelve months of operations.

            c. Income Taxes

            Multi-Strategy Series G currently intends to operate as a partnership and not as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. Each Member will be required to report on his, her or its own annual tax return the Member's distributive share of Multi-Strategy Series G's taxable income or loss.

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G


Notes to Financial Statements (Unaudited) - September 30, 2003 (continued)
--------------------------------------------------------------------------------

            d. Cash Equivalents

            Cash and cash equivalents consist of monies invested in a PNC Bank, N.A. account that pays money market rates and are accounted for at cost plus accrued interest.

            e. Use of Estimates

            The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Adviser to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Adviser believes that the estimates utilized in preparing Multi-Strategy Series G's financial statements are reasonable and prudent; however, actual results could differ from these estimates.

      3.    Management Fee, Administrative Fee, Related Party Transactions and
            Other

            CAI, as Adviser, provides certain management and administrative services to Multi-Strategy Series G, including, among other things, providing office space and other support services. In consideration for such services, Multi-Strategy Series G will pay the Adviser a monthly management fee equal to 0.188% (2.25% on an annualized basis) of end of month Members' Capital. The Adviser will pay a portion of the fee to its affiliates.

            Placement agents may be retained by the Company to assist in the placement of Units. A placement agent, which may be affiliated with the Adviser, will generally be entitled to receive a fee from each investor in the Company whose Units the agent places. The specific amount of the placement fee paid with respect to a Member is generally dependent on the size of the investment in a Series. Placement agents may also be reimbursed by the Company with respect to certain out-of-pocket expenses.

            At this time, Citigroup Global Markets, Inc., an affiliate of CAI and a wholly owned subsidiary of Citigroup, Inc., serves as the sole placement agent of the Multi-Strategy Series G Units.

            Multi-Strategy Series G pays CAI a monthly fee of 0.025% (0.30% on an annualized basis) for administration based primarily upon average net assets, subject to a minimum monthly fee, and will reimburse certain expenses. CAI, as Administrator, has retained PFPC Inc. ("PFPC"), an independent third party and wholly-owned subsidiary of PNC Bank, N.A., to assist in the performance of its administrative duties. PFPC provides certain accounting, record keeping, tax and investor related services.

            Receivable from affiliate represents amounts due from CAI for reimbursement of organizational expenses.

            Each Director who is not an "interested person" of Multi-Strategy Series G, as defined by the 1940

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G


Notes to Financial Statements (Unaudited) - September 30, 2003 (continued)
--------------------------------------------------------------------------------

            Act, receives an annual retainer of $10,000 plus a fee per meeting of the Board of Directors of $500. Any Director who is an "interested person" does not receive any annual or other fee from Multi-Strategy Series G. All Directors are reimbursed for all reasonable out of pocket expenses. Total amounts expensed related to Directors by Multi-Strategy Series G for the period April 1, 2003 through September 30, 2003 were $10,452.

            PFPC Trust Company (an affiliate of PNC Bank, N.A.) serves as custodian of Multi-Strategy Series G's assets and provides custodial services for Multi-Strategy Series G. Fees payable to the custodian and reimbursement for certain expenses are paid by Multi-Strategy Series G.

      4.    Securities Transactions

            The following table lists the aggregate purchases, proceeds from sales of Investment Funds, net unrealized appreciation, gross unrealized appreciation, and gross unrealized depreciation as of and for the period from April 1, 2003 through September 30, 2003. At September 30, 2003, the cost of investments for Federal income tax purposes was substantially the same as the cost for financial reporting purposes.

            Aggregate purchases                  $35,040,000
            Aggregate proceeds from sales         $4,017,595
            Gross unrealized appreciation         $7,397,069
            Gross unrealized depreciation         $3,328,224
            Net unrealized appreciation           $4,068,845

      5.    Contributions, Redemptions, and Allocation of Income

            Generally, initial and additional subscriptions for Units may be accepted as of the first day of each month. CAI has been authorized by the Board of Directors of the Company to accept or reject any initial and additional subscriptions for Units in Multi-Strategy Series G. The Board of Directors from time to time and in its complete and exclusive discretion, may determine to cause Multi-Strategy Series G to repurchase Units from Members pursuant to written tenders by members on such terms and conditions as it may determine. CAI expects that it typically will recommend to the Board of Directors that the Company offer to repurchase Units from Members quarterly, on each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day).

            Net profits or net losses of Multi-Strategy Series G for each month-end will be allocated among and credited to or debited against the capital accounts of all Members as of the last day of each month in accordance with the Members' respective investment percentages for the month.

      6.    Financial Instruments With Off-Balance Sheet Risk

Citigroup Alternative Investments
Multi-Adviser Hedge Fund Portfolios LLC - Multi-Strategy Series G


Notes to Financial Statements (Unaudited) - September 30, 2003 (continued)
--------------------------------------------------------------------------------

            In the normal course of business, the Investment Funds in which Multi-Strategy Series G invests trade various financial instruments and enter into various investment activities with off-balance sheet risk. These include, but are not limited to, short selling activities, writing option contracts and entering into equity swaps.

      7.    Subsequent Event

            In its September 18, 2003 meeting, the Board of Directors approved the Adviser's recommendation that a tender offer be made for up to 5% of the outstanding Multi-Strategy Series G Units. The tender offer period began on October 23, 2003 and will expire on November 24, 2003. Units tendered will be redeemed at the unaudited net asset value per Unit as of December 31, 2003.